Exhibit 4(m)

                AMENDMENT NO. 1 TO WAREHOUSE CREDIT AGREEMENT


        THIS AGREEMENT is made as of this 20th day of May, 1994, by and among MARKET STREET MORTGAGE CORPORATION (the "Borrower"), COOPER RIVER
FUNDING INC. (the "Lender") and GE CAPITAL MORTGAGE SERVICES, INC. (the
"Agent").

                                  BACKGROUND

        The Borrower, the Lender and the Agent entered into a Warehouse Credit Agreement, dated as of July 30, 1993 (the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

        The Advances are evidenced by the Borrower's promissory note dated July 30, 1993 (the "Note") in the stated principal amount of $50,000,000, and secured by, among other things, a Warehouse Security Agreement dated as of July 30, 1993 (the "Warehouse Security Agreement") between the Borrower and the Agent granting the Agent a security interest in certain of the Borrower's assets.

        The Borrower, the Lender and the Agent now desire to amend the Warehouse Credit Agreement to extend the period for which the Lender's commitment under the Warehouse Credit Agreement has been made.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

               a)     The definition of "Expiry Date" contained in Section
1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        ""Expiry Date" shall mean the earlier of (i) July 30, 1994, as such date may be extended upon mutual agreement among the Borrower, the Lender and the Agent from time to time, (ii) the date which is fifteen days prior to the Liquidity Termination Date in effect from time to time (which, as of the date of this Amendment No. 1, is March 31, 1995) and (iii) the date on which the GECMSI Warehouse Credit Agreement terminates."

               b) The definition of "Liquidity Termination Date" contained in Section 1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        ""Liquidity Termination Date" shall mean the earlier of (i) March 31, 1995, as such date may be extended in accordance with the terms of the Liquidity Agreement and (ii) the date on which the commitment of the Liquidity Lenders under the Liquidity Agreement is terminated following the occurrence of an event of default thereunder."

        2. References to Warehouse Credit Agreement. Except where the context clearly requires otherwise, all references to the Warehouse Credit Agreement in the Warehouse Credit Agreement, the Note, the Warehouse Security Agreement and in any other document delivered to the Lender or the Agent in connection therewith shall be deemed to refer to the Warehouse Credit Agreement as amended by this Amendment No. 1.

        3. Ratification of Documents. The Borrower hereby ratifies and confirms its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement and agrees that the execution and delivery of this Amendment No. 1 does not in any way diminish or invalidate any of its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement.

        4. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

        5.     Miscellaneous.

               (a) This Agreement shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

               (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               MARKET STREET  MORTGAGE CORPORATION

                               By: /s/ Tracy S. Jackson
                                   ---------------------------------
                                   Senior Vice President


                               COOPER RIVER FUNDING INC.

                               By: /s/ William E. Mezger
                                   ---------------------------------
                                   Assistant Treasurer

                               GE CAPITAL MORTGAGE SERVICES, INC.

                               By: /s/ William E. Mezger
                                   ---------------------------------
                                   Senior Vice President

                AMENDMENT NO. 2 TO WAREHOUSE CREDIT AGREEMENT


        THIS AGREEMENT is made as of the 30th day of July, 1994, by and among MARKET STREET MORTGAGE CORPORATION (the "Borrower"), COOPER RIVER
FUNDING INC. (the "Lender") and GE CAPITAL MORTGAGE SERVICES, INC. (the
"Agent").

                                  BACKGROUND

        The Borrower, the Lender and the Agent entered into a Warehouse Credit Agreement, dated as of July 30, 1993, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

        The Advances are evidenced by the Borrower's promissory note dated July 30, 1993 (the "Note") in the stated principal amount of $50,000,000, and secured by, among other things, a Warehouse Security Agreement dated as of July 30, 1993 (the "Warehouse Security Agreement") between the Borrower and the Agent granting the Agent a security interest in certain of the Borrower's assets.

        The Borrower, the Lender and the Agent now desire to amend the Warehouse Credit Agreement to extend the period for which the Lender's commitment under the Warehouse Credit Agreement has been made.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

               a)     The definition of "Expiry Date" contained in Section
1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        ""Expiry Date" shall mean the earlier of (i) August 31, 1994, as such date may be extended upon mutual agreement among the Borrower, the Lender and the Agent from time to time, (ii) the date which is fifteen days prior to the Liquidity Termination Date in effect from time to time (which, as of the date of this Amendment No. 2, is June 30, 1995) and (iii) the date on which the GECMSI Warehouse Credit Agreement terminates."

               b) The definition of "Liquidity Termination Date" contained in Section 1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        ""Liquidity Termination Date" shall mean the earlier of (i) June 30, 1995, as such date may be extended in accordance with the terms of the Liquidity Agreement and (ii) the date on which the commitment of the Liquidity Lenders under the Liquidity Agreement is terminated following the occurrence of an event of default thereunder."

        2. References to Warehouse Credit Agreement. Except where the context clearly requires otherwise, all references to the Warehouse Credit Agreement in the Warehouse Credit Agreement, the Note, the Warehouse Security Agreement and in any other document delivered to the Lender or the Agent in connection therewith shall be deemed to refer to the Warehouse Credit Agreement as amended by this Amendment No. 2.

        3. Ratification of Documents. The Borrower hereby ratifies and confirms its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement and agrees that the execution and delivery of this Amendment No. 2 does not in any way diminish or invalidate any of its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement.

        4. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

        5.     Miscellaneous.

               (a) This Agreement shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

               (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               MARKET STREET  MORTGAGE CORPORATION

                               By: /s/ Tracy S. Jackson
                                   ---------------------------------
                                   Senior Vice President


                               COOPER RIVER FUNDING INC.

                               By: /s/ William E. Mezger
                                   ---------------------------------
                                   Assistant Treasurer

                               GE CAPITAL MORTGAGE SERVICES, INC.

                               By: /s/ William E. Mezger
                                   ---------------------------------
                                   Senior Vice President

                                                                    SCHEDULE I


                        Exceptions to Representations in
                            Warehouse Credit Agreement


Capitalization:

       40,000 shares of Series A preferred stock were issued in February 1994. Total shares of preferred stock issued and outstanding are 560,000 for $14,000,000.


Contracts:

       Servicing Sale Agreement with GE Capital Mortgage Services, Inc. $600-900 million servicing sales in 1994
       Date: January 31, 1994

       FHLMC Master Commitment #M94032833
       $75 million mandatory master commitment
       Date: March 28, 1994

       $12 million Term Debt with GE Capital Mortgage Services, Inc.
       Date: April 29, 1994


Leases:

       Additional lease space has been added at the Clearwater home office and at various branch locations.

                AMENDMENT NO. 3 TO WAREHOUSE CREDIT AGREEMENT


        THIS AGREEMENT is made as of the 31st day of August, 1994, by and among MARKET STREET MORTGAGE CORPORATION (the "Borrower"), COOPER RIVER
FUNDING INC. (the "Lender") and GE CAPITAL MORTGAGE SERVICES, INC. (the
"Agent").

                                  BACKGROUND

        The Borrower, the Lender and the Agent entered into a Warehouse Credit Agreement, dated as of July 30, 1993, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

        The Advances are evidenced by the Borrower's promissory note dated July 30, 1993 (the "Note") in the stated principal amount of $50,000,000, and secured by, among other things, a Warehouse Security Agreement dated as of July 30, 1993 (the "Warehouse Security Agreement") between the Borrower and the Agent granting the Agent a security interest in certain of the Borrower's assets.

        The Borrower, the Lender and the Agent now desire to amend the Warehouse Credit Agreement to extend the period for which the Lender's commitment under the Warehouse Credit Agreement has been made and to modify certain other terms and conditions.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

               a)     The definition of "Expiry Date" contained in Section
1.01 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        ""Expiry Date" shall mean the earlier of (i) August 31, 1995, as such date may be extended upon mutual agreement among the Borrower, the Lender and the Agent from time to time, (ii) the date which is fifteen days prior to the Liquidity Termination Date in effect from time to time (which, as of the date of this Amendment No. 3, is June 30, 1995) and (iii) the date on which the GECMSI Warehouse Credit Agreement terminates."

               b) Effective November 14, 1994, Section 2.07(a) of the Warehouse Credit Agreement is amended to read in full as follows:

        "(a) The Borrower agrees to pay interest in respect of the outstanding principal amount of the Advances from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) with respect to Advances secured by Mortgage Loans or by Mortgage-backed Securities, at a rate per annum equal to the lower of (x) 2.00% in excess of the Commercial Paper Rate in effect from time to time, and (y) 2.00% in excess of the LIBOR Rate in effect from time to time (provided, however, that in any month in which the Lender has made no borrowings under the Liquidity Agreement such rate shall in no event be less than 1.75% in excess of the Commercial Paper Rate in effect for such month, and in any month in which the Lender has made borrowings under the Liquidity Agreement, such rate shall in no event be less than the greater of (i) 1.75% in excess of the Commercial Paper Rate (excluding any consideration of borrowings made by the Lender under the Liquidity Agreement) for such month or (ii) 1.00% in excess of the Commercial Paper Rate for such month."

               c) Section 8.03(c) of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "(c) The Borrower will not at any time declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or pay any special distributions or bonuses not in the ordinary course of business to any officer or employee that owns capital stock of the Borrower, if after giving effect thereto the Consolidated Tangible Net Worth of the Borrower would be less than $5,000,000."

               d) Section 8.08 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "8.08 Maximum Consolidated Tangible Leverage Ratio. The Borrower will not permit its Consolidated Tangible Leverage Ratio at any time during any fiscal year to be greater than 18 to 1."

               e) Section 8.09 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "8.09 Minimum Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth at any time during any fiscal year to be less than $5,000,000."

               f) Section 8.17 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "8.17 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time during any fiscal year to be less than $10,000,000."

        2. References to Warehouse Credit Agreement. Except where the context clearly requires otherwise, all references to the Warehouse Credit Agreement in the Warehouse Credit Agreement, the Note, the Warehouse Security Agreement and in any other document delivered to the Lender or the Agent in connection therewith shall be deemed to refer to the Warehouse Credit Agreement as amended by this Amendment No. 3.

        3. Ratification of Documents. The Borrower hereby ratifies and confirms its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement and agrees that the execution and delivery of this Amendment No. 3 does not in any way diminish or invalidate any of its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement.

        4. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

        5.     Miscellaneous.

               (a) This Agreement shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

               (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               MARKET STREET  MORTGAGE CORPORATION

                               By: /s/ Tracy S. Jackson
                                   ---------------------------------
                                   Senior Vice President


                               COOPER RIVER FUNDING INC.

                               By: /s/ William E. Mezger
                                   ---------------------------------
                                   Assistant Treasurer

                               GE CAPITAL MORTGAGE SERVICES, INC.

                               By: /s/ William E. Mezger
                                   ---------------------------------
                                   Senior Vice President